Exhibit 10.4

FIRST AMENDMENT TO OPTION PURCHASE AGREEMENT

This First Amendment to Option Purchase Agreement (this “Amendment”) is made and entered into this              day of December     , 2004 by and between BRIAD LODGING GROUP HARTFORD, LLC (“Hartford LLC”), BRIAD LODGING GROUP ROCKY HILL, LLC (“Rocky Hill LLC”), BRIAD LOGDING GROUP WALLINGFORD, LLC (“Wallingford LLC”), BRIAD LODGING GROUP SOMERSET, LLC (“Somerset LLC”), BRIAD LODGING GROUP MT. OLIVE, LLC (“Mt. Olive LLC”), (“Hartford LLC, Rocky Hill LLC, Wallingford LLC, Somerset LLC, and Mt. Olive LLC shall collectively be called “Seller” or “Sellers”) each having its principal office address at 78 Okner Parkway, Livingston, NJ 07039, and ORANGE HOSPITALITY, INC. (“Buyer”) having an address of 11 Penn Plaza, 5th Floor, New York, NY 10001 and joined by BRIAD RESTAURANT GROUP, L.L.C., with its principal address at 78 Okner Parkway, Livingston, NJ 07039.

RECITALS

WHEREAS, Seller and Buyer are parties to a certain Option Purchase Contract (the “Contract”) dated May 26, 2004 which provides Buyer with the option to purchase certain hotel properties listed on Schedule 1 of the Contract from the Sellers; and

WHEREAS, the Option (as defined in the Contract) may expire before Seller is able to exercise the Option and purchase one or more of the Hotels; and

WHEREAS, the Seller’s cost to construct the hotels has increased and Seller is willing to extend the Option Term; and

WHEREAS, the Buyer wishes to receive an extension of the Option and is willing to agree to pay the increased costs of construction in exchange for such extension.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing Recitals, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties agree as follows:

1. Section 2.2 of the Contract shall be amended as follows:

Exercise of Option. The Option shall expire with respect to any Hotel Property unless Buyer shall exercise the Option with respect to such Hotel Property (by sending Seller a written notice of Buyer’s election to purchase such Hotel Property) on or before the Outside Exercise Date for such Hotel Property. With respect to any Hotel Property, the “Outside Exercise Date” shall be the later of (a) the date that shall be 10 days after Seller shall have delivered to Buyer a written notice (a “Completion Notice”) that Seller expects to achieve Final Completion of the applicable Hotel within 30 days after the date of such Completion Notice and (b) the earlier of (x) July 31, 2005 and (y) the date that is ten (10) days after the date upon which the Buyer shall have available, through accepted offering subscriptions from the public offering of shares and borrowing approved by the Board of Directors, an amount equaling or exceeding the cost of the Hotel Property subject to the Completion Notice. Upon the expiration of the Option with respect to any Hotel Property as provided in the first sentence of this Section 2.2, the Option shall also simultaneously expire with respect to any other Hotel Property (ies) that shall not theretofore have been purchased by Buyer, except for any Hotel Property with respect to which Seller shall theretofore have delivered a Completion Notice and Buyer shall theretofore have timely exercised the Option and is not in default.

2. Section 2.3 of the Contract, the last line shall be amended as follows:

The aggregate Purchase Price for all five (5) Hotels shall be Seventy Million Eight Hundred Twenty Seven Thousand Dollars ($70,827,000).

3. Section 2.6(a) of the Contract shall be amended as follows:

On the date on which Buyer successfully receives at least Twelve Million Dollars ($12,000,000) of proceeds from the sale to the public of shares in Buyer (the “REIT Closing Date”), Buyer shall deposit $250,000 per Hotel Property (the “Deposit”) with a mutually satisfactory escrow agent (the “Escrow Agent”). The Option shall automatically expire, and this Contract shall automatically terminate (whereupon neither Seller nor Buyer shall have any further obligation to the other hereunder), if (i) the REIT Closing Date shall not occur by July 31, 2005, or (ii) Buyer shall fail to deposit the Deposit with the Escrow Agent on the REIT Closing Date and such failure shall continue for two business days after Buyer receives notice of such failure from Seller.

4. The Schedule 1 attached hereto shall replace Schedule 1 of the Contract.

5. The Notice addresses contained in Article XV of the Contract shall be revised as follows:

If to Buyer:	Orange Hospitality, Inc. 11 Penn Plaza, 5th Floor New York, NY 10001 Attn: Jeffrey Davidson Fax No.: (212) 247-4801

With a copy to:	Arent Fox PLLC 1675 Broadway, 25th Floor New York, NY 10019-5820 Attn: Jeffrey Rosen, Esq. Fax No.: (212) 484-3990

If to Seller or to BRG:

Briad Lodging Group Hartford, L.L.C.

Briad Lodging Group Rocky Hill, L.L.C.

Briad Lodging Group Somerset, L.L.C.

Briad Lodging Group Wallingford, L.L.C.

Briad Lodging Group Mt. Olive, L.L.C.

Briad Restaurant Group, L.L.C.

78 Okner Parkway

Livingston, NJ 07039

Attn: Brad Honigfeld, Member

Fax No.: 973-597-6422

With a copy to:	Briad Development West, L.L.C. 78 Okner Parkway Livingston, NJ 07039 Attn: Marlene Laveman, Esq. Fax No.: 973-369-1315

6. Unless otherwise defined herein, all capitalized terms shall have the meaning ascribed to them in the Contract.

7. Except as specifically modified in this Amendment, all of the terms, provisions and conditions of the Contract shall remain in full force and effect.

8. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute one Amendment.

IN WITNESS WHEREOF, the Amendment has been executed the day and year first above written by the Buyer, Seller and joined in by BRG.

SELLER:

BRIAD LODGING GROUP WALLINGFORD, L.L.C., a New Jersey limited liability company

By:
Brad Honigfeld, Sole Member

BRIAD LODGING GROUP SOMERSET, L.L.C., a New Jersey limited liability company

By:
Brad Honigfeld, Sole Member

BRIAD LODGING GROUP MT. OLIVE, L.L.C., a New Jersey limited liability company

By:
Brad Honigfeld, Member

BRIAD LODGING GROUP HARTFORD, L.L.C. a New Jersey limited liability company

By:
Brad Honigfeld, Member

BRIAD LODGING GROUP ROCKY HILL, L.L.C. a New Jersey limited liability company

By:
Brad Honigfeld, Member

BUYER:

ORANGE HOSPITALITY, INC., a Maryland Corporation

By:
Jeffrey Davidson, CEO

JOINDER:

BRIAD RESTAURANT GROUP, L.L.C., a New Jersey limited liability company

By:
Brad Honigfeld, Member

SCHEDULE 1

DESCRIPTION OF HOTELS

Hotel	Rooms	Other Improvements/ Amenities	Purchase Price	Seller Entity and TIN
Mt. Olive Residence Inn	123	88,301 sq., ft, aggregate meeting room space; indoor swimming pool, exercise room, spa, business center	$17,203,000	Briad Lodging Group Mt. Olive, L.L.C. Tax Iden. #
Wallingford Homewood Suite	104	76,212 sq., ft, aggregate meeting room space; indoor swimming pool, exercise room, spa, business center	$11,689,000	Briad Lodging Group Wallingford, L.L.C. Tax Iden. #
Franklin/Somerset Homewood Suite	123	87,421 sq., ft, aggregate meeting room space; indoor swimming pool, exercise room, spa, business center	$15,285,000	Briad Lodging Group Somerset, L.L.C. Tax Iden. #
Rocky Hill Residence Inn	96	71,605 sq., ft, aggregate meeting room space; indoor swimming pool, exercise room, spa, business center	$12,399,000	Briad Lodging Group Rocky Hill, L.L.C. Tax Iden. #
Farmington Courtyard	119	76,212 sq., ft, aggregate meeting room space; indoor swimming pool, restaurant and lounge, exercise room, spa, business center	$14,251,000	Briad Lodging Group Hartford, L.L.C. Tax Iden. #